Exhibit 99.1

Q3 FISCAL 2026

Letter to Shareholders

October 21, 2026

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Dear shareholders,

We’re excited to provide an update on our progress over the past quarter.

Eagle Line Update

We inaugurated the Eagle Line pilot cell production line in February of this year, and it has already become the workhorse of our customer engagement, allowing an increased pace of customer sampling which is flowing into customer billings. Our progress on demonstrating scalable production has given us the confidence to take the next steps for production scale-up beyond the designed capacity of the Eagle Line.

Today we announced a QS ecosystem partnership with Muehlbauer Group to provide cell assembly equipment for a planned 100 megawatt-hour (MWh) cell production line. This 100-MWh line will represent the first commercial-scale mass production of QS cells, with output aimed at meeting the rapidly emerging opportunities for our QSDC and QSAS business verticals. Engineering work on higher-throughput processes and equipment is already underway and start of production for this new line is targeted for 2028.

Muehlbauer Group is a highly respected German provider of manufacturing and automation equipment. Working on site in San Jose, their engineers evaluated the Eagle Line pilot processes for scalability and readiness and developed design enhancements to bring the technology to mass production, beginning with this 100-MWh line and working toward gigawatt-hour scale.

QS CEO and President Dr. Siva Sivaram (right) and Muehlbauer Group CEO Josef Markus Mühlbauer signing the QS ecosystem partnership in San Jose.

AI Data Center – QSDC Update

On October 8 we launched the QS PowerBlock for AI data centers in conjunction with the Open Compute Project (OCP) Global Summit in San Jose, California, a leading forum for AI data center solution providers. The QS PowerBlock is an in-rack energy storage reference design that enables AI data center architects to harness the improved energy density, high power capability and improved safety profile of the QSE-5 cell. The modular QS PowerBlock design allows the same basic concept to be applied across a variety of rack geometries and enables each AI data center customer to adapt QS technology to their particular needs and use cases.

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In testing, the QS PowerBlock demonstrated 4x the power density and 5x longer runtime than the reference specification from OCP based on conventional lithium-ion battery systems. This is a clear demonstration of the step-change performance improvement provided by QS technology and the value we can offer AI data center customers.

The QS PowerBlock design in a mockup module configuration at the Open Compute Project Global Summit 2026 in San Jose, California

Another important advantage of our ceramic solid-state separator is its safety profile, in particular its thermal stability. Conventional lithium-ion batteries are not thermally stable above ~180 °C, leading to the risk of catastrophic thermal runaway and making insurance and regulatory approval more onerous, which slows down deployment of critical AI infrastructure. In contrast, QS solid-state batteries have been shown to be thermally stable well over 300 °C, as validated in customer and third-party lab testing in Q3.

We will be integrating the QS PowerBlock with rack-level power electronics and battery management systems to allow the QS PowerBlock to serve AI workloads in the data center production environment. We are already engaged with technology partners in these ecosystems.

Automotive Commercialization – QSEV Update

Engagement on automotive cell development continues to be robust across our global automotive customers. In Q3 we recorded our first customer billings from the Honda agreement announced in June. This agreement encompasses joint development work to integrate our solid-state platform into Honda’s technology roadmap.

In addition, we have signed an agreement with a new customer to further advance automotive commercialization. This agreement is with a leading global player in mobility manufacturing whose applications and requirements are in line with our automotive customers. We are aligning our statement of work with VW PowerCo with the goal of bringing them onto our long-term technology platform that goes beyond QSE-5 and includes other applications such as data centers and robotics. Our aim is to bring all our automotive customers onto a common technology platform.

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On November 11 we will announce more details on our next-generation technology platform and collaboration model with automotive customers at our 3rd annual Solid-State Battery Symposium in Kyoto, Japan.

Defense, Aerospace and Advanced Solutions – QSAS Update

Our QSAS business vertical is engaged with customers across a wide variety of application areas: defense, aerospace, medical devices, consumer electronics, and more. We believe this diversity of applications offers an attractive opportunity set for our QSE-5 platform, with a total addressable market for QSAS of up to $75B by 2030. We have shipped QSE-5 samples to customers in the defense, aviation and telecommunications sectors, and we recorded our first customer billings from QSAS this quarter.

One important point of feedback from customers in defense is that supply chain vulnerabilities are not just a theoretical concern. They are already seeing restrictions put in place by foreign governments which limit their ability to procure cutting-edge batteries to power their advanced defense systems. This is a differentiator for QS: in addition to advantages in performance and safety, our cells are built in America and use supply chains that were designed from the beginning to avoid critical dependencies on Chinese suppliers of equipment or materials such as graphite.

On September 15, we joined a roundtable discussion hosted by the Atlantic Council in Washington, D.C. focused on domestic battery supply chains and the importance of advanced energy storage for national security. We were joined by Congressman Sam Liccardo and leading voices from government and industry.

Financial Outlook

GAAP operating expenses and GAAP net loss in Q3 were $92.4M and $84.5M, respectively. Adjusted EBITDA loss was $60.7M in Q3, in line with expectations. For full-year 2026, we reiterate our Adjusted EBITDA loss guidance of between $250M and $275M. A table reconciling GAAP net loss and Adjusted EBITDA is available in the financial statement at the end of this shareholder letter.

Capital expenditures in the third quarter were $4.4M. Q3 capex was primarily composed of investment into our technology roadmap and associated facility spend. For full-year 2026, we reiterate our guidance for capex to be between $27M and $37M.

Customer billings in Q3 were $9.8M. Customer billings as a metric represents the total value of all invoices issued by QS to our customers and partners in the period, regardless of accounting treatment. This operational metric is not a substitute for revenue under U.S. GAAP. Customer billings in Q3 included both automotive

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customers and non-automotive customers and reflected a mix of development activities, payments from ecosystem partners, and cell shipments. As a reminder, customer billings may vary from quarter to quarter due to fluctuations in activity as we progress through various phases of engagement.

We ended Q3 with $819.8M in liquidity and will remain prudent with our strong balance sheet going forward. As always, we encourage investors to read more on our financial information, business outlook, and risk factors in our quarterly and annual SEC filings on our investor relations website.

Strategic Outlook

In 2026 we set out to take our solid-state battery technology and turn it into products across multiple verticals. Our four key goals for the year were all focused on that strategic objective, and our execution toward our goals thus far has been strong.

Our first key goal for 2026 has been to demonstrate scalable production on the Eagle Line. Eagle Line is fully operational and is producing increased volumes of QSE-5 cells for customers. Our progress on the Eagle Line enables our partners, including Muehlbauer, to translate this blueprint into a 100-MWh mass-production line. With Murata, Corning and Muehlbauer, we have now announced partnerships with global players along the entire production flow, representing an end-to-end solution as we work toward GWh-scale production of QS technology.

Our second key goal for 2026 is to advance automotive commercialization. So far this year, we have announced our second named automotive partnership with Honda, we continue our engagement on automotive development with VW PowerCo, and we have signed new agreements and expanded existing relationships with global players in automotive and mobility.

Our third key goal for 2026 was to enter new high-value markets, and we are seeing strong interest in both our QSDC and QSAS verticals. With our QS PowerBlock, QSDC is addressing the need for high-performance, safer in-rack energy storage for advanced AI data center designs. With QSAS we are seeing broad interest across advanced applications including defense, aviation and telecommunications, and we have already begun generating customer billings from QSE-5 sample shipments.

Finally, in 2026 we promised to go beyond QSE-5 with an update on our technology roadmap, and we’re pleased to announce that this will take place during our 3rd annual Solid State Battery Symposium on November 11 in Kyoto, Japan.

We’re proud of the progress we’ve made so far in 2026, and while there is much work left to do, the whole team is focused on our mission to revolutionize energy storage. We look forward to sharing more updates soon.

Dr. Siva Sivaram President, CEO and Director	Kevin Hettrich CFO

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QuantumScape Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In Thousands)

	September 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$75,599	$230,524
Marketable securities	744,184	740,283
Prepaid expenses and other current assets	12,923	10,835
Total current assets	832,706	981,642
Property and equipment, net	218,977	251,449
Right-of-use assets - operating lease	30,962	34,078
Right-of-use assets - finance lease	20,984	19,394
Other assets	15,452	21,593
Total assets	$1,119,081	$1,308,156
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,999	$11,819
Accrued liabilities	17,046	14,521
Accrued compensation and benefits	19,835	26,969
Operating lease liability, short-term	5,100	4,653
Finance lease liability, short-term	3,863	3,584
Total current liabilities	51,843	61,546
Operating lease liability, long-term	30,732	34,481
Finance lease liability, long-term	25,353	28,282
Other liabilities	15,809	14,874
Total liabilities	123,737	139,183
Total stockholders’ equity	995,344	1,168,973
Total liabilities and stockholders’ equity	$1,119,081	$1,308,156

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QuantumScape Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(In Thousands, Except per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$73,881	$92,074	$240,984	$288,840
General and administrative	18,543	22,919	66,746	73,314
Total operating expenses	92,424	114,993	307,730	362,154
Loss from operations	(92,424)	(114,993)	(307,730)	(362,154)
Other income (expense):
Interest expense	(451)	(503)	(1,395)	(1,547)
Interest income	8,066	9,997	25,311	28,706
Other income	427	876	593	1,244
Loss before income taxes	(84,382)	(104,623)	(283,221)	(333,751)
Income tax provision	(95)	(1,201)	(295)	(1,194)
Net loss	(84,477)	(105,824)	(283,516)	(334,945)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(1,095)	656	(2,733)	115
Total comprehensive loss	$(85,572)	$(105,168)	$(286,249)	$(334,830)

Basic and Diluted net loss per share	$(0.14)	$(0.18)	$(0.46)	$(0.59)
Basic and Diluted weighted-average common shares outstanding	620,557	588,728	616,251	566,293

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QuantumScape Corporation

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating activities
Net loss	$(84,477)	$(105,824)	$(283,516)	$(334,945)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,654	14,169	40,802	51,974
Amortization of right-of-use assets and non-cash lease expense	2,596	1,745	7,728	5,859
Accretion of discounts on marketable securities	(3,242)	(4,583)	(11,496)	(13,696)
Stock-based compensation expense	16,313	29,223	74,147	96,117
Write-off of property and equipment	2,750	9,522	4,607	24,410
Other	(230)	(2,657)	(462)	(2,936)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets and other assets	(2,831)	(1,988)	(2,017)	1,120
Accounts payable, accrued liabilities and accrued compensation and benefits	2,221	(2,185)	2,110	(9,045)
Operating lease liability and other liabilities	(814)	(1,156)	(3,222)	(5,181)
Net cash used in operating activities	(55,060)	(63,734)	(171,319)	(186,323)
Investing activities
Purchases of property and equipment	(4,449)	(9,580)	(19,047)	(24,001)
Proceeds from maturities of marketable securities	174,925	293,100	689,168	830,664
Purchases of marketable securities	(190,833)	(440,726)	(684,299)	(824,858)
Other	449	828	669	1,106
Net cash used in investing activities	(19,908)	(156,378)	(13,509)	(17,089)
Financing activities
Proceeds from exercise of stock options and employee stock purchase plan	108	7,986	3,715	23,645
Proceeds from issuance of common stock	—	267,621	—	268,654
Common stock issuance costs paid	—	(4,160)	—	(4,387)
Principal payment for finance lease	(897)	(808)	(2,649)	(2,388)
Cash received under collaboration agreement - related party	18,503	—	28,856	—
Net cash provided by financing activities	17,714	270,639	29,922	285,524
Net (decrease) increase in cash, cash equivalents and restricted cash	(57,254)	50,527	(154,906)	82,112
Cash, cash equivalents and restricted cash at beginning of period	146,527	190,499	244,179	158,914
Cash, cash equivalents and restricted cash at end of period	$89,273	$241,026	$89,273	$241,026
Supplemental disclosure
Cash paid for interest	$451	$503	$1,395	$1,547
Purchases of property and equipment, not yet paid	$3,058	$4,862	$3,058	$4,862

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Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, impairments, stock-based compensation, depreciation and amortization expense, and other non-recurring charges. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

($ in Thousands) (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net loss attributable to Common Stockholders	$(84,477)	$(105,824)	$(283,516)	$(334,945)
Interest expense (income), net	(7,615)	(9,494)	(23,916)	(27,159)
Other expense (income), net	(427)	(876)	(593)	(1,244)
Income tax provision (benefit)	95	1,201	295	1,194
Stock-based compensation	16,313	29,223	74,147	96,117
Lease termination Loss	—	652	—	652
Non-GAAP operating loss	$(76,111)	$(85,118)	$(233,583)	$(265,385)
Depreciation and amortization expense(1)	15,404	23,691	45,409	76,384
Adjusted EBITDA	$(60,707)	$(61,427)	$(188,174)	$(189,001)

(1) Depreciation and amortization expense includes accelerated depreciation and write-off of property and equipment no longer in use of approximately $2.7 million and $4.6 million, respectively, for the three and nine months ended September 30, 2026, and approximately $9.5 million and $24.4 million, respectively, for the three and nine months ended September 30, 2025.

Management’s Use of Non-GAAP Financial Measures

This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business.

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Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of the federal securities laws based on management’s current expectations, assumptions, and available information about future events as of the date of this letter. All statements, other than historical facts, including those about the Company’s anticipated commercial and operational milestones, financial outlook, and strategic objectives, particularly concerning its battery technology development, benefits and performance, collaborations and partnerships, market expansion and goals, including the scaling of the Eagle Line and Cobra process, the planned 100-MWh cell production line and its targeted 2028 start of production, the path to gigawatt-hour-scale production, automotive and licensing commercialization strategies, expansion into new applications, including AI data centers, defense, aerospace, telecommunications, and other advanced applications, estimates of total addressable markets, and the technology roadmap, among others, are forward-looking statements. Words like “may,” “will,” “can,” “estimate,” “permit,” “expect,” “plan,” “believe,” “designed to,” “seek,” “allow,” “focus,” “potential,” “target,” “forecast,” “should,” “would,” “could,” “continue,” “intend,” “anticipate,” “enable,” “work toward,” “prospective,” “future,” “up to,” “outlook,” “aim,” "position," and the negative of such terms and other similar expressions identify forward-looking statements, though not all forward-looking statements include these words.

These forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties, and assumptions, including but not limited to, the following: Technological development risks, including significant delays or technical challenges replicating and scaling the performance demonstrated in earlier low-volume sample cells and in internal, customer, and third-party testing, achieving the quality, consistency, reliability, safety, cost, and throughput required for commercial production, developing a cell architecture meeting all technical requirements and customer expectations, or achieving further advancements beyond the QSE-5 platform or meeting the requirements of our technology roadmap; Production risks, including encountered or potential delays, unforeseen technical issues, and other obstacles in developing, acquiring, installing, and operating new equipment for automated or continuous flow processes like Cobra, the Eagle Line, and the planned 100-MWh line, including vendor delays, supply chain disruptions, and challenges in demonstrating scalable cell output on the Eagle Line, commencing production on the 100-MWh line on our targeted timeline, progressing to gigawatt-hour-scale production, or achieving the efficiencies necessary to support customer integration; Personnel risks, including potential delays and cost overruns in hiring and retaining the talent needed to expand development and production, including under the amended Collaboration Agreement with PowerCo; Infrastructure and supply chain risks, including challenges establishing supply relationships for required materials, components, or equipment, including in contract manufacturing relationships; Commercialization risks, where delays in increasing sample production have previously slowed our development, and such delays could affect our sample delivery and delay or prevent successful demonstration, commercialization of our products, field testing, tailored product solutions for vehicle programs, entry into the IP License Agreement with PowerCo, or engagement with new partners across the battery value chain; Risks related to our customer relationships with Volkswagen and PowerCo, Honda, and our other automotive OEM partners, which could adversely affect our business and future prospects, including potential delays, difficulties, and technical challenges collaborating to industrialize our battery technology; Milestone and licensing risks, including the possibility that we do not reach agreement with PowerCo on an updated set of milestones on acceptable terms or at all, delays or difficulties meeting technical milestones, particularly those linked to program payments or required to trigger entry into the IP License Agreement and royalty prepayment, scaling up the Eagle Line as a manufacturing blueprint to enable licensing partners to successfully bring our technology to gigawatt-hour scale in their own facilities, or readying our technology platform for transfer to prospective licensees, any of which could cause prospective customers and partners not to purchase cells or license our technology; Operational and commercial restrictions, as certain agreements and relationships currently or may in the future restrict our operations, commercialization, and revenue; Partnership and collaboration risks, including that our collaborations with Murata Manufacturing, Corning Incorporated, Muehlbauer Group, and other partners across the battery value chain, including investment in QS-proprietary hardware and systems, may not progress beyond initial phases, accelerate industrialization of our solid-state battery technology, or achieve intended outcomes; Cost control risks, including the inability to control costs tied to our operations and the components needed to build solid-state battery cells at competitive prices; Financial risks, including exceeding current spend expectations, actual results differing materially from our financial guidance, including our full-year Adjusted EBITDA loss and capital expenditure guidance, requiring additional fundraising, including in public markets, which may dilute our investors’ ownership, or related to our customer billings, such as disputes or delays in payments and the consistency of billings; Market and economic risks, including the inability to successfully adapt our technology for or penetrate new high-value markets beyond the automotive sector, including AI data centers, defense, aerospace, telecommunications, and other advanced applications, many of which remain at an early stage of customer engagement, with no assurance that customer interest will convert to development agreements, purchase commitments, or revenue, that the QS PowerBlock will be successfully integrated with third-party power electronics and battery management systems, or that addressable markets will develop to the size we estimate, changes in our financial condition, market conditions affecting demand for our technology, regulatory changes, or broader economic conditions, among other factors, any of which could hinder success in the battery industry or undermine confidence in our long-term business among partners and customers; Trade and geopolitical risks, including tariffs, export controls, sanctions, and other governmental restrictions, and changes in government policy or procurement priorities, any of which could affect our access to equipment and materials, our ability to maintain supply chains without critical dependencies on foreign suppliers, or demand for domestically produced batteries; Competition risks from major manufacturers, automotive OEMs, and new entrants, including conventional lithium-ion battery suppliers, in developing and commercializing solid-state battery technology; and Intellectual property risks, where the inability to protect or assert our intellectual property could harm our business and competitive position.

The foregoing list of factors is not exhaustive. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of their date. Except as required by law, we disclaim any duty to update forward-looking statements. If assumptions prove incorrect, actual results and projections could differ materially from those in forward-looking statements. Additional information about these and other factors that could materially affect our actual results can be found in our SEC filings, available at www.sec.gov.

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